Exhibit 10d.

WINNEBAGO INDUSTRIES, INC.
2014 OMNIBUS EQUITY, PERFORMANCE AWARD, AND
INCENTIVE COMPENSATION PLAN

Performance Stock Unit Agreement

Winnebago Industries, Inc. (the “Company”), pursuant to its 2014 Omnibus Equity, Performance Award, and Incentive Compensation Plan (the “Plan”), hereby grants an award of Performance Stock Units to you, the Participant named below. The terms and conditions of this Award are set forth in this Performance Stock Unit Agreement (the “Agreement”), consisting of this cover page, the Terms and Conditions on the following pages and the attached Exhibit 1, and in the Plan document, a copy of which has been provided to you. Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to it in the Plan as it currently exists or as it is amended in the future.

Name of Participant:
Target Number of Performance Stock Units:
Maximum Number of Performance Stock Units:
Grant Date:
Performance Period:	August 26, 2018 - August 28, 2021
Vesting Schedule:
The number of Units determined in accordance with Exhibit 1 to have been earned as of the end of the Performance Period will vest* on the date the Company’s Human Resources Committee certifies such performance results, which shall be no later than the 10th day of the third calendar month following the end of the performance period.

Performance Goals:	See Exhibit 1
* Assumes your service has been continuous from the Grant Date to the vesting date.

By signing below or otherwise evidencing your acceptance of this Agreement in a manner approved by the Company, you agree to all of the terms and conditions contained in this Agreement and in the Plan document. You acknowledge that you have received and reviewed these documents.

PARTICIPANT:	WINNEBAGO INDUSTRIES, INC.
By:
Title:

Exhibit 10d-1

WINNEBAGO INDUSTRIES, INC.
2014 OMNIBUS EQUITY, PERFORMANCE AWARD, AND
INCENTIVE COMPENSATION PLAN

Performance Stock Unit Agreement

Terms and Conditions

1.Defined Terms. For purposes of this Agreement, the definitions of terms contained in the Plan hereby are incorporated by reference, except to the extent that any such term is specifically defined in this Agreement.
“Cause” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, a Participant’s (i) material failure to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of the Company's business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors.
“Change in Control” means one of the following:
(1)    An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
(A)    any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B)    any formation of a Group consisting solely of beneficial owners of the Company's Voting Securities as of the effective date of the Plan; or
(C)    any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 30% or more of the Company’s Voting Securities.
If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 30% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
(2)    Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.
(3)    A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company's Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company's Voting Securities.
“Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are

Exhibit 10d-2

beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
“Good Reason” shall have the meaning set forth in your change in control agreement, if applicable.
“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
“Service” means your provision of services to the Company or any Affiliate in any Service Provider capacity. Your Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which you provide services ceasing to be an Affiliate. Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) your transfer among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in your status so long as you remain in the service of the Company or any Affiliate in any Service Provider capacity.
“Service Provider” means an Employee, a non-employee director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
“Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

2.    Award of Performance Stock Units. The Company hereby confirms the grant to you, as of the Grant Date and subject to the terms and conditions of this Agreement and the Plan, of an award of Performance Stock Units (the “Units”) in an amount initially equal to the Target Number of Performance Stock Units specified on the cover page of this Agreement. The number of Units that may actually be earned and become eligible to vest pursuant to this Award can be between 0% and 200% of the Target Number of Units, but may not (except for any Dividend Equivalent Units credited to you pursuant to Section 7 below) exceed the Maximum Number of Performance Stock Units specified on the cover page of this Agreement. Each Unit that is earned as a result of the performance goals specified in Exhibit 1 to this Agreement having been satisfied and which thereafter vests represents the right to receive one share of the Company’s common stock (each, a “Share”). Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Units granted to you will be credited to a performance stock unit account in your name maintained by the Company. This account will be unfunded and maintained for book-keeping purposes only, with the Units simply representing an unfunded and unsecured contingent obligation of the Company.

3.    Restrictions Applicable to Units. Neither this Award nor the Units subject to this Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than a transfer upon your death in accordance with your will, by the laws of descent and distribution or pursuant to a beneficiary designation submitted in accordance with the Plan. Following any such transfer, this Award shall continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to its transfer. Any attempted transfer in violation of this Section 3 shall be void and without effect. The Units and your right to receive Shares in settlement of any Units under this Agreement shall be subject to forfeiture except to extent the Units have been earned and thereafter vest as provided in Sections 5 and 6.

4.    No Shareholder Rights. The Units subject to this Award do not entitle you to any rights of a holder of the Company’s common stock. You will not have any of the rights of a shareholder of the Company in connection with any Units granted or earned pursuant to this Agreement unless and until Shares are issued to you in settlement of earned and vested Units as provided in Section 6.

5.    Vesting and Forfeiture of Units. For purposes of this Agreement, “Vesting Date” means any date, including the Scheduled Vesting Date (defined below), on which Units subject to this Agreement vest as provided in this Section 5. Subject in all cases to Section 14 of the Plan, the Units shall vest at the earliest of the following times and to the degree specified.

(a)Scheduled Vesting. The number of Units that have been earned during the Performance Period, as determined by the Committee in accordance with Exhibit 1, will vest on the Scheduled Vesting Date, so long as your Service has been continuous from the Grant Date to the Scheduled Vesting Date. For these purposes, the “Scheduled Vesting Date” means the date the Committee certifies (i) the degree to which the applicable performance goals for the Performance Period have been satisfied, and (ii) the number of Units that have been earned during the Performance Period as determined in accordance Exhibit 1, which certification shall occur no later than the 10th day of the third calendar month following the end of the performance period.

(b)    Death or Disability. If your Service terminates by reason of your death or Disability prior to the Scheduled Vesting Date, then the Target Number of Units specified on the cover page of this Agreement Award shall immediately vest in full or, in the discretion of the Committee upon its determination of the actual level of performance (if determinable), the number of Units specified by the Committee.

(c)    Change in Control. Pursuant to the terms of the Plan, the provisions of Section 11 of the Plan are hereby superseded for purposes of this Agreement by the provisions set forth on Appendix A attached hereto. If a Change in Control

Exhibit 10d-3

occurs after the Grant Date but before the Scheduled Vesting Date and your Service continues to the date of the Change in Control, the provisions of Section 11 as set forth in Appendix A shall apply.

(d)    Forfeiture of Unvested Units. To the extent any of Sections 5(a) through (c) is applicable to this Award, any Units that do not vest on the Vesting Date as provided therein shall immediately be forfeited. If your Service terminates prior to the Scheduled Vesting Date under circumstances other than as set forth in Sections 5(b) and 5(c), all unvested Units shall immediately be forfeited.

6.    Settlement of Units. Subject to Section 10 below and Section 14 of the Plan, as soon as practicable after any date on which Units vest (but no later than the 15th day of the third calendar month following the end of the performance period ), the Company shall cause to be issued and delivered to you (or to your personal representative or your designated beneficiary or estate in the event of your death, as applicable) one Share in payment and settlement of each vested Unit. Delivery of the Shares shall be effected by the issuance of a stock certificate to you, by an appropriate entry in the stock register maintained by the Company’s transfer agent with a notice of issuance provided to you, or by the electronic delivery of the Shares to a brokerage account you designate, and shall be subject to the tax withholding provisions of Section 8 and compliance with all applicable legal requirements as provided in Section 18 of the Plan, and shall be in complete satisfaction and settlement of such vested Units. If the Units that vest include a fractional Unit, the Company shall round the number of vested Units to the nearest whole Unit prior to issuance of Shares as provided herein.

7.    Dividend Equivalents. If the Company pays cash dividends on its Shares while any Units subject to this Agreement are outstanding, then on the date this Award vests pursuant to Section 5 above, the Total Dividend Equivalent Amount will be credited to your performance stock unit account in cash. The “Total Dividend Equivalent Amount” will be determined by multiplying the number of underlying Units determined to have vested at the end of the performance period by the per share amount of each cash dividend paid on the Company’s common stock with a record date and payment date occurring between the Grant Date and the Vesting Date, and adding those products together. The Total Dividend Equivalent Amount so credited will be fully vested and subject to settlement at the same time as the underlying Units as provided in Section 6 above. Any dividend equivalents accrued on Units that are forfeited in accordance with this Agreement shall also be forfeited.

8.    Tax Consequences and Withholding. No Shares will be delivered to you in settlement of vested Units unless you have made arrangements acceptable to the Company for payment of any federal, state, local or foreign withholding taxes that may be due as a result of the delivery of the Shares. You hereby authorize the Company (or any Affiliate) to withhold from payroll or other amounts payable to you any sums required to satisfy such withholding tax obligations, and otherwise agree to satisfy such obligations in accordance with the provisions of Section 14 of the Plan. You further authorize and consent to the Company, or its respective agents, satisfying all withholding tax obligations by having the Company or its agent withhold a number of Shares that would otherwise be issued to you in settlement of the Units and that have a fair market value equal to the amount of such withholding tax obligations, unless in lieu thereof, you elect at the time of conversion of the Units such other then-permitted method or combination of methods established by the Committee in its discretion, if any, to satisfy your withholding tax obligations.

9.    Notices. Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered (including electronically) to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided. Unless and until some other address is so designated, all notices or communications by you to the Company shall be mailed or delivered to the Company, to the attention of its Vice President, General Counsel and Secretary, at its office at 13200 Pioneer Trail, Eden Prairie, MN 55347, slbogart@winnebagoind.com, and all notices or communications by the Company to you may be given to you personally or may be mailed or, if you are still a Service Provider, emailed to you at the address indicated in the Company's records as your most recent mailing or email address.
10.    Restrictions on Transfer. You may not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of the Shares you receive upon settlement of this Award, until the one-year anniversary of the Award settlement date. Any attempt to sell, transfer, assign, pledge or encumber any portion of the related Shares you receive upon settlement of this Award prior to such one-year anniversary shall be void and have no effect.
11.    Additional Provisions.
(a)    No Right to Continued Service. This Agreement does not give you a right to continued Service with the Company or any Affiliate, and the Company or any such Affiliate may terminate your Service at any time and otherwise deal with you without regard to the effect it may have upon you under this Agreement.

(b)    Governing Plan Document. This Agreement and the Award are subject to all the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern.

(c)    Governing Law.  This Agreement, the parties’ performance hereunder, and the relationship between them shall be governed by, construed, and enforced in accordance with the laws of the State of Iowa, without giving effect to the choice of law principles thereof.

Exhibit 10d-4

(d)    Severability. The provisions of this Agreement shall be severable and if any provision of this Agreement is found by any court to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. You also agree that any trier of fact may modify any invalid, overbroad or unenforceable provision of this Agreement so that such provision, as modified, is valid and enforceable under applicable law.

(e)    Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.

(f)    Section 409A of the Code. The award of Units as provided in this Agreement and any issuance of Shares or payment pursuant to this Agreement are intended to be exempt from Section 409A of the Code under the short-term deferral exception specified in Treas. Reg. § 1.409A-l(b)(4).

(g)    Electronic Delivery and Acceptance. The Company may deliver any documents related to this Restricted Stock Unit Award by electronic means and request your acceptance of this Agreement by electronic means. You hereby consent to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.

By signing the cover page of this Agreement or otherwise accepting this Agreement in a manner approved by the Company, you agree to all the terms and conditions described above and in the Plan document.

Exhibit 10d-5

APPENDIX A

11.    Corporate Transactions; Change in Control.
(a)    Corporate Transactions. The following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.
(1)    Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 17), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 11(a)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 11(a)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award. To the extent vesting of any Award continued, assumed or replaced under this Section 11(a)(1) is subject to satisfaction of specified performance goals, those goals shall be deemed to be achieved as of the date of the Corporate Transaction at the target level of performance, or, in the discretion of the Committee, at the actual level of performance (if determinable), and such Awards shall continue to be subject to any continuing service requirements.
(2)    Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Stock Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 11(a)(2) at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 11(a)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(3)    Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 11(a)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 11(a)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 11(a)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 11(a)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 11(a)(2). Payment of any amount under this Section 11(a)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(4)    Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 11(a)(1), and if within twenty-four (24) months after the Corporate Transaction a Participant experiences an involuntary termination of employment for reasons other than Cause, or terminates his or her employment for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any Stock Awards that are not yet fully vested shall immediately vest in full.
(b)    Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, if within twenty-four (24) months after the Change in Control a Participant experiences an involuntary termination of employment for

Exhibit 10d-6

reasons other than Cause, or terminates his or her employment for Good Reason, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become fully vested and exercisable and shall remain exercisable for one year following the Participant’s termination of employment, (ii) any Stock Awards that are not yet fully vested shall immediately vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 11(b) at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such Participant’s termination of employment.
(c)    Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.

Exhibit 10d-7

EXHIBIT 1

Exhibit 10d-8